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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        December 10, 2002 (November 20, 2002)

GEORGIA GULF CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9753	58-1563799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 Perimeter Center Terrace, Suite 595, Atlanta, GA	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:        (770) 395-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        On November 20, 2002, Georgia Gulf Corporation (the "Company") completed a $75 million asset securitization in which it sold an undivided percentage interest in its accounts receivable. The proceeds from the asset securitization were used to reduce debt under the Company's senior credit facility resulting in lower borrowing costs.

        Under the terms of the securitization agreement, Georgia Gulf has sold to Blue Ridge Asset Funding Corporation an undivided percentage ownership interest in a defined pool of its trade receivables on a revolving basis. The sale will be recorded as a reduction in receivables on the Company's consolidated balance sheet. On-going costs will be charged to selling and administrative expenses resulting in a net savings of about $1.4 million annually based on current interest rates.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.
99.1
Receivables Purchase Agreement Dated as of November 15, 2002 Among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as Purchaser and Wachovia Bank, National Association as Administrative Agent
99.2
Receivables Sale Agreement Dated as of November 15, 2002 Among Georgia Gulf Corporation as a Seller, Georgia Gulf Chemicals and Vinyls, LLC as a Seller and Georgia Gulf Lake Charles LLC as a Seller and GGRC Corp., as the Company

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2002
Georgia Gulf Corporation
	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1
Receivables Purchase Agreement Dated as of November 15, 2002 Among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as Purchaser and Wachovia Bank, National Association as Administrative Agent
99.2
Receivables Sale Agreement Dated as of November 15, 2002 Among Georgia Gulf Corporation as a Seller, Georgia Gulf Chemicals and Vinyls, LLC as a Seller and Georgia Gulf Lake Charles LLC as a Seller and GGRC Corp., as the Company

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX